Exhibit 10.1

INVESTMENT AGREEMENT

This Investment Agreement (this “Agreement”) is made and entered into as of November 30, 2014, by and between Great Plains Holdings, Inc., a Nevada corporation (the “Company”) and Kent Campbell (“Purchaser”).

RECITALS

A.           The Company has authorized the Certificate of Designation, Preferences, and Rights of Series B Preferred Stock (the “Series B Preferred”), a copy of which is attached hereto as Exhibit A (the “Certificate”), and the sale and issuance of 10,000 shares of the Series B Preferred (the “Shares”), to be issued and sold to Purchaser pursuant to this Agreement;

B.           Purchaser, the Chief Executive Officer of the Company, desires to purchase the Shares on the terms and conditions set forth herein and to provide further consideration in exchange for the Company filing the Certificate with the Nevada Secretary of State; and

C.           The Company desires to issue and sell the Shares on the terms and conditions set forth herein and cause the Certificate to be filed with the Nevada Secretary of State.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase. The undersigned Purchaser hereby subscribes for ten thousand (10,000) shares Series B Preferred Stock of the Company, ownership of which shall vest immediately, in exchange for five thousand dollars ($5000) (the “Purchase Price”) payable to the Company at Closing (defined below).

2. Closing.  The closing of the sale and purchase of the Shares and other transactions contemplated hereby will take place at a time or place as the Company and Purchaser may mutually agree (the “Closing”).

3. Transactions to be Effected at the Closing.

3.1 At the Closing, Purchaser will deliver to Company:

(a) The Purchase Price to the account designated by the Company; and

(b) All other agreements, documents, instruments, and certificates required to be delivered to the Company pursuant to this Agreement.

3.2 At the Closing, the Company will deliver to Purchaser:

(a) stock certificates evidencing the Shares, free and clear of any liens and encumbrances; and

(b) all other agreements, documents, instruments, and certificates required to be delivered to Purchaser pursuant to this Agreement.

4. Transactions to be Effected Immediately after the Closing. No later than 24 hours after the Closing, the Company shall have caused the Certificate be filed with the Nevada Secretary of State and shall have provided evidence of such filing to Purchaser satisfactory to Purchaser in his sole discretion.

5. Status as CEO, Director and Current Shareholder.  The Purchaser hereby acknowledges that he is the Chief Executive Officer, a director and a current shareholder of the Company.

6. Representations and Warranties.  The Purchaser hereby affirms and restates for the purposes hereof all of the agreements, representations and warranties made to the Company in his Affiliate Subscription Agreement dated March 17, 2014, a copy of which is attached hereto as Exhibit “B”.

7. Binding Agreement.  The Purchaser agrees that the Purchaser may not cancel, terminate or revoke this Investment Agreement or any agreement of the Purchaser made hereunder, and that this Investment Agreement shall survive the death or disability of the Purchaser and shall be binding upon the heirs, successors, assigns, executors, administrators, guardians, conservators or personal representatives of the Purchaser.

8. Notices.  All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered by, facsimile or e-mail to Purchaser at the address set forth below and to the Company at the address set forth below, or at such other place as the Company may designate by written notice to Purchaser.

9. Applicable Law.  This Investment Agreement and all amendments hereto shall be governed by and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the parties have executed this Investment Agreement as of the date first written above.

Great Plains Holdings, Inc.:

By: /s/ Kent Campbell
Name: Kent Campbell
Title: CEO
Address: 4060 NE 95th Rd, Wildwood, FL, 34785
Fax:
email: Kent.Campbell@GTPH.com

By: /s/ Kent Campbell
Kent Campbell
Address: 1007 Livingston Loop, The Villages, FL 32162
Fax:
email: Kent53150@yahoo.com

Exhibit “A”

CERTIFICATE OF DESIGNATION, PREFERENCES AND
RIGHTS OF SERIES B PREFERRED STOCK
OF
GREAT PLAINS HOLDINGS, INC.
(Pursuant to Nevada Revised Statutes 78.1955)

1.  Name of corporation: Great Plains Holdings, Inc., a Nevada profit corporation (“Company”).

2.  By resolution of the Board of Directors of the Company pursuant to the provisions in the Company’s Amended and Restated Articles of Incorporation (the “Articles”), this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the Series B Preferred Stock:

Section 1. Designation and Amount.

There shall be a series of the voting preferred stock of the Company which shall be designated as the “Series B Preferred Stock,” $0.001 par value, and the number of shares constituting such series shall be ten thousand (10,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

Section 2. Dividends and Distributions. None.

Section 3. Voting Rights.

The holders of shares of Series B Preferred Stock shall have the following voting rights:

(a)           Each share of Series B Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Company.  In the event that such votes do not total at least 51% of all votes, then regardless of the provisions of this paragraph, in any such case, the votes cast by the holders of the Series B Preferred Stock shall be equal to 51% of all votes cast at any meeting of stockholders, or any issue put to the stockholders for voting and the Company may state that any such action was had by majority vote of all stockholders.

(b)           Except as otherwise provided herein, in the Company’s Articles or by law, the holders of shares of Series B Preferred Stock, the holders of shares of Common Stock, and the holders of shares of any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

Section 4. Conversion.

The holders of the Series B Preferred Stock shall not have any conversion rights.

IN WITNESS THEREOF, the Company has caused this Certificate to be executed on its behalf by its authorized officer on November 30, 2014.

Great Plains Holdings, Inc.:

By: /s/ Kent Campbell
Name:  Kent Campbell
Title: CEO
Date: November 26, 2014

Exhibit “B”

Affiliate Subscription Agreement

GREAT PLAINS HOLDINGS, INC.

Affiliate Subscription Agreement

Kent Campbell (the “Subscriber”) hereby subscribes to purchase, on the terms and conditions herein set forth, and irrevocable submits this subscription agreement (the “Subscription Agreement”) to GREAT PLAINS HOLDINGS, Inc., a Nevada corporation (the “Company”), in connection with a private purchase from the Company (the “Offering”) of its Series A Preferred Stock, $0.001 par value per share (the “Shares”), as described below.

1.           Subscription for the Purchase of Shares.

THE UNDERSIGNED, Chief Executive Officer of the Company, hereby subscribes to purchase 6,000 shares of the Company’s Series A Preferred Stock, $0.001 par value per share (the “Shares”).  In this regard, the undersigned has deposited $600.00 with the Company, which is $0.10 per Share multiplied by 6,000, which is the number of Shares purchased.

1.2           Offer to Purchase.  Subscriber hereby irrevocably offers to purchase the Shares and has tendered the total price noted above payable to the order of GREAT PLAINS HOLDINGS, Inc. Subscriber recognizes and agrees that (i) this Subscription Agreement is irrevocable and, if Subscriber is a natural person, shall survive Subscriber’s death, disability or other incapacity, and (ii) the Company has complete discretion to accept or to reject this Subscription Agreement in its entirety and shall have no liability for any rejection of this Subscription Agreement.  This Subscription Agreement shall be deemed to be accepted by the Company only when the Company executes the Subscription Agreement.

1.3           Effect of Acceptance. Subscriber hereby acknowledges and agrees that on the Company’s acceptance of this Subscription Agreement, this agreement shall become a binding and fully enforceable agreement between the Company and the Subscriber.  As a result, on acceptance by the Company of this Subscription Agreement, Subscriber will become the record and beneficial holder of the Shares and the Company will be entitled to the purchase price of the Shares.

2.           Representation as to Investor Status.

2.1           Accredited Investor.  In order for the Company to sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding Subscriber’s investor status.  Please initial each item applicable to you as an investor in the Company.

_KC              (a)           A natural person whose net worth, either individually or jointly with such person’s spouse, at the time of Subscriber’s purchase, exceeds $1,000,000;

_KC__          (b)           A natural person who had an individual income in excess of $200,000, or joint income with that person’s spouse in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year;

_____           (c)           A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

_____           (d)           A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

_____           (e)           An insurance company as defined in section 2(13) of the Exchange Act;

_____           (f)           An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

_____           (g)           A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_____           (h)           A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_____           (i)           An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_____           (j)           A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_____           (k)           An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust or partnership, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000;

_KC__           (l)           A director or executive officer of the Company;

_____           (m)           A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

_____           (n)           An entity in which all of the equity owners qualify under any of the above subparagraphs.

_____           (o)           Subscriber does not qualify under any of the investor categories set forth in (a) through (l) above.

2.2           Net Worth.  The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of a person's primary home).

2.3           Income.  In determining individual “income,” Subscriber should add to Subscriber’s individual taxable adjusted gross income (exclusive of any spousal income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

2.4           Type of Subscriber.  Indicate the form of entity of Subscriber:

☐	Individual			☐	Limited Partnership
☐	Corporation			☐	General Partnership
☐	Revocable Trust	☐	Other Type of Trust (indicate type):

☐	Other (indicate form of organization): _____________________
(a)           If Subscriber is not an individual, indicate the approximate date Subscriber entity was formed:  _____________________.

(b)           If Subscriber is not an individual, initial the line below which correctly describes the application of the following statement to Subscriber’s situation:  Subscriber (i) was not organized or reorganized for the specific purpose of acquiring the Shares and (ii) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in Subscriber.

True
False

If the “False” box is checked, each person participating in the entity will be required to fill out a Subscription Agreement.

2.5           Other Representations and Warranties of Subscriber.  Subscriber hereby represents and warrants to the Company as follows:

(a)           The Shares are being acquired for Subscriber’s own account for investment, with no intention by Subscriber to distribute or sell any portion thereof within the meaning of the Securities Act, and will not be transferred by Subscriber in violation of the Securities Act or the then applicable rules or regulations thereunder.  No one other than Subscriber has any interest in or any right to acquire the Shares.  Subscriber understands and acknowledges that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of the Shares by anyone but Subscriber.

(b)           Subscriber’s financial condition is such that Subscriber is able to bear the risk of holding the Shares that Subscriber may acquire pursuant to this Agreement, for an indefinite period of time, and the risk of loss of Subscriber’s entire investment in the Company.

(c)           Subscriber has received, has read and understood and is familiar with this Subscription Agreement.

(d)           The Company has made available all additional information which Subscriber has requested in connection with the Company and its representatives and Subscriber has been afforded an opportunity to make further inquiries of the Company and its representatives and the opportunity to obtain any additional information (to the extent the Company has such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of information furnished by the Company to Subscriber.

(e)           No representations or warranties have been made to Subscriber by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Subscription Agreement.

(f)           Subscriber has investigated the acquisition of the Shares to the extent Subscriber deemed necessary or desirable and the Company has provided Subscriber with any reasonable assistance Subscriber has requested in connection therewith.

(g)           Subscriber, either personally, or together with his advisors (other than any securities broker/dealers who may receive compensation from the sale of any of the Shares), has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of purchasing the Shares and of making an informed investment decision with respect thereto.

(h)           Subscriber is aware that Subscriber’s rights to transfer the Shares are restricted by the Securities Act and applicable state securities laws, and Subscriber will not offer for sale, sell or otherwise transfer the Shares without registration under the Securities Act and qualification under the securities laws of all applicable states, unless such sale would be exempt therefrom.

(i)           Subscriber understands and agrees that the Shares it acquires have not been registered under the Securities Act or any state securities act in reliance on exemptions therefrom and that the Company has no obligation to register any of the Shares offered by the Company.

(j)           The Subscriber has had an opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of this investment and all such questions have been answered to the full satisfaction of the undersigned. Subscriber understands that no person other than the Company has been authorized to make any representation and if made, such representation may not be relied on unless it is made in writing and signed by the Company. The Company has not, however, rendered any investment advice to the undersigned with respect to the suitability

(k)           Upon issuance, any certificate representing the Common Stock will be endorsed with a restrictive legend similar to the following:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO ANY EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE LAW, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

(l)           Subscriber also acknowledges and agrees to the following:

(i)           an investment in the Shares is speculative and involves a high degree of risk of loss of the entire investment in the Company;

(ii)           there is no assurance that a public market for the Shares will be available and that, as a result, Subscriber may not be able to liquidate Subscriber’s investment in the Shares should a need arise to do so;

(iii)           the Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, it files reports, including annual audited and interim unaudited financial statements and other information with the U.S. Securities and Exchange Commission (the “SEC”).  The SEC maintains an internet site that contains the Company’s annual (Form 10-K), quarterly (Form 10-Q) and current (Form 8-K) reports, proxy statements, information statements and other information at http://www.sec.gov; and

(iv) the information set forth in this Subscription Agreement is qualified in its entirety by the detailed information and financial statements appearing in the Company's reports filed with at the SEC in accordance with the Exchange Act.

(m)           Subscriber is not dependent for liquidity on any of the amounts Subscriber is investing in the Shares.

(n)           Subscriber’s address set forth below is his or her correct residence address.

(o)           Subscriber has full power and authority to make the representations referred to herein, to purchase the Shares and to execute and deliver this Subscription Agreement.

(p)           Subscriber understands that the foregoing representations and warranties are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the sale of the Shares under the federal and state securities laws and for other purposes.

The foregoing representations and warranties are true and accurate as of the date hereof and shall survive such date.  If any of the above representations and warranties shall cease to be true and accurate prior to the acceptance of this Subscription Agreement, Subscriber shall give prompt notice of such fact to the Company by telegram, or facsimile or e-mail,  specifying which representations and warranties are not true and accurate and the reasons therefor.

3.           Indemnification.  Subscriber acknowledges that Subscriber understands the meaning and legal consequences of the representations and warranties made by Subscriber herein, and that the Company is relying on such representations and warranties in making the determination to accept or reject this Subscription Agreement.  Subscriber hereby agrees to indemnify and hold harmless the Company and each employee and agent thereof from and against any and all losses, damages or liabilities due to or arising out of a breach of any representation or warranty of Subscriber contained in this Subscription Agreement.

4.           Transferability.  Subscriber agrees not to transfer or assign this Subscription Agreement, or any interest herein, and further agrees that the assignment and transferability of the Shares acquired pursuant hereto shall be made only in accordance with applicable federal and state securities laws.

5.           Termination of Agreement; Return of Funds.  In the event that, for any reason, this Subscription Agreement is rejected in its entirety by the Company, this Subscription Agreement shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder.  In the event that the Company rejects this Subscription Agreement, the Company shall promptly return or cause to be returned to Subscriber any money tendered hereunder without interest or deduction.

6.           Notices.  All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered by, facsimile or e-mail to Subscriber at the address set forth below and to the Company at the address set forth on the first page of this Agreement, or at such other place as the Company may designate by written notice to Subscriber.

7.           Amendments.  Neither this Subscription Agreement nor any term hereof may be changed, waived, discharged or terminated except in a writing signed by Subscriber and the Company.

8.           Governing Law.  This Subscription Agreement and all amendments hereto shall be governed by and construed in accordance with the laws of the State of Florida.

9.           Headings.  The headings in this Subscription Agreement are for convenience of reference, and shall not by themselves determine the meaning of this Subscription Agreement or of any part hereof.

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In witness whereof, the parties hereto have executed this Agreement as of the dates set forth below.

Dated:                      March 17, 2014.

Signature(s):     /s/ Kent Campbell

Name (Please Print):     Kent Campbell___

Residence Address:    1007 Livingston Loop, The Villages, FL 32162

Phone Number:       (______) _______-_________________

Cellular Number:   (______) _______-_________________

Social Security Number:

Email address:       kent.campbell@GTPH.com

ACCEPTANCE

GREAT PLAINS HOLDINGS, INC.
a Nevada corporation

Date:	March 17, 2014
By: /s/ Kent Campbell
Kent Campbell
Its: Chief Executive Officer